Exhibit 3.7

State of Minnesota

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

I, Mary Kiffmeyer, Secretary of State of Minnesota, do certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

This corporation is now legally organized under the laws of Minnesota.

Corporate Name: CG Enterprises II, Inc.

Corporate Charter Number: 2029006-3

Chapter Formed Under: 302A

This certificate has been issued on 09/26/2006.

/s/ Mary Kiffmeyer
Secretary of State.

ARTICLES OF INCORPORATION

OF

CG ENTERPRISES II, INC.

The undersigned incorporator, being a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

ARTICLE I

The name of this Corporation is CG Enterprises II, Inc.

ARTICLE II

The registered office of this Corporation is located at 2900 Thomas Avenue South, Suite 300, Minneapolis, Minnesota 55416.

ARTICLE III

The aggregate number of shares that the Corporation has authority to issue is 40,000,000. The shares are classified in two classes, consisting of 10,000,000 shares of Preferred Stock, no par value and 30,000,000 shares of Common Stock of the par value of $0.01 per share. The Board of Directors is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series. Further, the Corporation may, through its Board of Directors, enter into or agree to any agreements by which the transfer of its shares of stock shall be restricted, without further enumerating those restrictions in these Articles.

ARTICLE IV

The name and address of the incorporator of this Corporation is as follows:

Charles R. Shreffler

33 So. Sixth Street, Suite 4100

Minneapolis, MN 55402

ARTICLE V

No shareholder of this Corporation shall have any cumulative voting rights.

ARTICLE VI

No shareholder of this Corporation shall have any preemptive rights by virtue of Section 302A.413 of the Minnesota Statutes (or similar provisions of future law) to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

ARTICLE VII

Only persons who are nominated in accordance with the procedures set forth in this Article shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Article. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Article and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

At any regular or special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Article. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor (except for shareholder proposals subject to Rule 14a-8(a)(3)(i) of the Securities Exchange Act of 1934, as amended) more than 60 days prior to the meeting, provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the regular or special meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Corporation’s Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Article. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article and, if he shall so determine and declare to the meeting, any such business not properly brought before the meeting shall not be transacted.

Notwithstanding any other provisions of these Articles (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or elsewhere in these Articles), the affirmative vote of the holders of not less than sixty-seven percent (67%) of the voting power of all outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article.

ARTICLE VIII

Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

ARTICLE IX

No director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided; however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE X

No officer, employee, member of a committee of the Board of Directors, or agent of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such person acting in such capacity; provided, however, that this

Article shall not eliminate or limit the liability of such person to the extent provided by applicable law (i) for any breach of such person’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which such person derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any such person to the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of September, 2006.

/s/ Charles R. Shreffler
Charles R. Shreffler
Incorporator

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED

SEP 26 2006

Mary Kiffmeyer
Secretary of State

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CG ENTERPRISES II, INC.

The undersigned, incorporator of CG Enterprises II, Inc., a Minnesota corporation (the “Corporation”), does hereby certify that these Amended and Restated Articles of Incorporation of the Corporation (the “Articles”) amend and entirely restate all previous articles of incorporation of the Corporation and have been duly adopted as provided by the Minnesota Business Corporation Act, Chapter 302A, as amended (the “MBCA”) and the Corporation’s Articles of Incorporation.

ARTICLE I

The name of this Corporation is Onstar Medical Diagnostics, Inc.

ARTICLE II

The registered office of this Corporation is located at 2900 Thomas Avenue South, Suite 300, Minneapolis, Minnesota 55416.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the MBCA. The duration of this Corporation shall be perpetual unless dissolved earlier according to law. The Corporation shall have the unlimited power to engage in and to do any act necessary or incidental to the carrying out of its purposes, together with the power to do or perform any acts consistent with or which may be implied from the powers expressly conferred upon corporations by the MBCA.

ARTICLE IV

The aggregate number of shares that the Corporation has authority to issue is one hundred ten million (120,000,000). One hundred million (100,000,000) of these shares shall be designated as voting common stock, par value $0.01 per share. The remaining shares shall initially be undesignated preferred stock, no par value, and with respect to those shares, the Board of Directors has the authority to designate more than one class and more than one series of shares and to fix the relative rights, restrictions and preferences of any such class or series. Further, the Corporation may, through its Board of Directors, enter into or agree to any

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agreements by which the transfer of its shares of stock shall be restricted, without further enumerating those restrictions in these Articles.

ARTICLE V

No shareholder of this Corporation shall have any cumulative voting rights.

ARTICLE VI

No shareholder of this Corporation shall have any preemptive rights by virtue of Section 302A.413 of the Minnesota Statutes (or similar provisions of future law) to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

ARTICLE VII

The Board of Directors may adopt bylaws which may contain any provision relating to the management of the business or the regulation of the affairs of the Corporation not inconsistent with the law or the Articles. The power to adopt, amend or repeal the bylaws shall be vested in the Board of Directors.

ARTICLE VIII

Any action required or permitted to be taken at a meeting of the Shareholders of this Corporation may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by Shareholders having voting power equal to the voting power that would be required to take the same action at a meeting of the Shareholders at which all Shareholders were present. The written action is effective when it has been signed, or consented to by authenticated electronic communication, by the Shareholders having voting power equal to the required voting power, unless a different effective time is provided in the written action.

ARTICLE IX

Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

ARTICLE X

No director or officer of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director or officer as a director or officer; provided; however, that this Article shall not eliminate or limit the

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liability of a director or officer to the extent provided by applicable law (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

ARTICLE XI

No officer, employee, member of a committee of the Board of Directors, or agent of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such person acting in such capacity; provided, however, that this Article shall not eliminate or limit the liability of such person to the extent provided by applicable law (i) for any breach of such person’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which such person derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any such person to the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment or repeal.

This Amendment has been approved pursuant to Minnesota Statutes chapter 302A. I certify that I am authorized to execute this Amendment and I further certify that I understand that by signing this amendment I am subject to the penalties of perjury as set forth in Minn. Stat. § 609.48 as if I had signed this Amendment under oath.

Dated: March 20, 2009.	s/ Charles R. Shreffler
Charles R. Shreffler
Incorporator

Contact information: Charles Shreffler Phone: (612) 872-8000.

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED

MAR 20 2009

Mark Ritchie
Secretary of State

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AMENDMENT TO

ARTICLES OF INCORPORATION OF

ONSTAR MEDICAL DIAGNOSTICS, INC.

* * *

These amendments are effective on March 31, 2009.

The following amendments to the Articles regulating Onstar Medical Diagnostics, Inc. were adopted:

ARTICLE I

The name of this Corporation is Onpoint Medical, Inc.

This Amendment has been approved pursuant to Minnesota Statutes chapter 302A. I certify that I am authorized to execute this Amendment and I further certify that I understand that by signing this amendment I am subject to the penalties of perjury as set forth in Minn. Stat. § 609.48 as if I had signed this Amendment under oath.

Dated: March 31, 2009.	/s/ Charles R. Shreffler
Charles R. Shreffler
Incorporator

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED

APR 02 2009

Mark Ritchie
Secretary of State

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AMENDMENT TO

ARTICLES OF INCORPORATION OF

ONPOINT MEDICAL, INC.

* * *

These amendments are effective on April 22, 2009.

The following amendments to the Articles regulating Onpoint Medical, Inc. were adopted:

ARTICLE I

The name of this Corporation is Onpoint Medical Diagnostics, Inc.

This Amendment has been approved pursuant to Minnesota Statutes chapter 302A. I certify that I am authorized to execute this Amendment and I further certify that I understand that by signing this amendment I am subject to the penalties of perjury as set forth in Minn. Stat. § 609.48 as if I had signed this Amendment under oath.

Dated: April 22, 2009.	s/ Charles R. Shreffler
Charles R. Shreffler
Incorporator

Contact information: Charles Shreffler Phone: (612) 872-8000.

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED

APR 22 2009

Mark Ritchie
Secretary of State

STATE OF MINNESOTA
DEPARTMENT OF STATE
I hereby certify that this is a true and complete copy of the document as filed for record in this office.

DATED	11/18/10

/s/ Mark Ritchie

Secretary of State

By	Mary Kiffmeyer